UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 27, 2010

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (805) 308-9199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Company entered into an Amendment No. 1 to Convertible Promissory Note with holders of two promissory notes in the aggregate principal amount of $200,000 issued by the Company in connection with the acquisition of our AdMax Media Inc. business.  The first amendment was signed with a holder of a $100,000 promissory note on April 27, 2010.  The second amendment was signed with a holder of a $100,000 promissory note on April 29, 2010.  The amendments to the promissory notes extend the maturity date of such promissory notes from March 1, 2010 until July 16, 2010.  Also, pursuant to the terms of the amendments to the promissory notes, we have paid the holders all unpaid interest that has accrued on the promissory notes as of March 25, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

            (d)            Exhibits

Exhibit Number	Description	Incorporation by Reference
4.1	Form of Promissory Note Amendment to Promissory Notes Issued by the Registrant on February 28, 2010	Filed as an exhibit to the registrant's Form 10 (file no. 000153830) filed on April 15, 2010 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

By:	/s/ Michael Levinsohn
Michael Levinsohn
Chief Executive Officer

Date: May 3, 2010